Exhibit 10.4

Execution Copy

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of this 15th day of January, 2008 (“Agreement”), is entered into by and among Exfair Pty. Ltd., a company organized under the laws of Australia (“Exfair”), Global Payment Technologies, Inc., a Delaware corporation (the “Company”), and each of the other persons whose signature appears under the caption “Shareholders” on the signature page hereof.

WHEREAS, as of the date hereof, each Shareholder owns beneficially of record or has the power to vote, or direct the vote of, shares of common stock, par value U.S. $.01 per share (“Common Stock”) of the Company, as set forth opposite such Shareholder’s name on Exhibit A hereto (all such shares of Common Stock and any shares of which ownership of record or the power to vote is hereafter acquired by the Shareholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, Exfair, Global Payment Technologies Australia Pty., Ltd., an Australian company and the Company have entered into a Securities Purchase Agreement, dated as of this date(the “Purchase Agreement”) which provides, upon the terms and subject to the conditions thereof, for, among other things, the purchase by Exfair of a note (“Convertible Note”) in the principal amount of $400,000 that will be converted into two million shares of Series A Convertible Preferred Stock, par value U.S. $0.01 per share, of the Company (the “Preferred Stock”) immediately following a vote of the shareholders to amend the Company’s Certificate of Incorporation to authorize the issuance of Preferred Stock containing the terms set forth in Exhibit G attached to the Purchase Agreement and, subject to the approval of such amendment by the shareholders of the Company, the filing thereafter of a certificate of amendment to its Certificate of Incorporation (“Preferred Conversion Date”);

WHEREAS, as a condition to the consummation of the Purchase Agreement, Exfair has requested that the Shareholders agree, and the Shareholders have agreed, severally, to enter into this Agreement;

WHEREAS, the Shareholders are executing this Agreement in order to induce Exfair to provide equity and debt financing for the Company; and

WHEREAS, the capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING OF SHARES FOR DIRECTORS

SECTION 1.01      Vote in Favor of the Directors. During the period commencing on the date hereof and terminating on the Preferred Conversion Date, each Shareholder, in its capacity as a shareholder of the Company (or successor), agrees to vote (or cause to be voted) all Shares directly or indirectly owned by the Shareholder or over which the Shareholder has the beneficial ownership or the right to vote and all Shares which such Shareholder acquires directly or indirectly or has the beneficial ownership or right to vote in the future, at any meeting of the Shareholders of the Company, and in any action by written consent of the Shareholders of the Company, in favor of the election of the Director Designees, as defined herein, to the Board of Directors of the Company and will not vote (or cause to be voted) for (i) the removal or failure to re-elect of the Director Designees from the Board of Directors or (ii) the appointment or election of additional directors to the Board of Directors such that the Director Designees no longer constitute a majority of the outstanding Board of Director members or (iii) any other shareholder action which has the effect of causing the Director Designees not to serve on the Board of Directors or to no longer constitute a majority of the outstanding Board members without Exfair’s written consent. Any Director Designee may be removed from the Board of Directors in the manner allowed by law and the Company’s governing documents, but with respect to the Director Designees pursuant to Section 1.03, in the event such Director Designee is removed as a director of the Company, Exfair shall have the right to approve the designation and nomination of such removed director's replacement.

SECTION 1.02      Size of Board of Directors. The Shareholders agree that the Board of Directors of the Company shall consist of five (5) persons during the term hereof, and the Shareholders will take all such action to set the number of directors consistent with this section 1.02.

SECTION 1.03      Director Designees. The “Director Designees” shall mean the persons set forth in Exhibit B (collectively, the “Management Directors”) or such other persons as designated by the remaining Management Directors in the event of resignation or removal of any of the Management Directors.

Neither the Shareholders, nor any of the officers, directors, shareholders, members, managers, partners, employees or agents of any Shareholder, makes any representation or warranty as to the fitness or competence of any Director Designee to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such Director Designee pursuant to this Agreement.

SECTION 1.04      Term of Agreement. The obligations of the Shareholders pursuant to this Article I shall terminate on the Preferred Conversion Date.

ARTICLE II

VOTING FOR CORPORATE ACTIONS

SECTION 1.05      Vote in Favor of Corporate Matters. During the term of this Agreement, each Shareholder hereby agrees and covenants to vote or cause to be voted all of his

Shares then owned by him, or over which he has voting power, and all Shares which such Shareholder acquires directly or indirectly or has the beneficial ownership or right to vote in the future, at any regular or special meeting of shareholders, or, in lieu of any such meeting, to give his written consent in any action by written consent of the shareholders, in favor of each of the following items (“Actions”):

(a)       Approve the amendment to the Certificate of Incorporation to establish a Series A Preferred Stock which, among other things, is convertible into shares of Common Stock on a one-to-one basis, and has dividend rights, liquidation preferences, and anti-dilution protections, including price-based anti-dilution protections and supervoting rights to vote the equivalent of five (5) common shares for every one (1) share of Series A Preferred Stock; and

(b)       All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) above including, without limitation, any amendment to the Certificate of Incorporation of the Company to effect the foregoing.

SECTION 1.06      Termination. The obligations of each Shareholder pursuant to this Article II shall terminate upon the adoption and approval of the Actions by the shareholders of the Company.

SECTION 1.07      Obligations as Director and/or Officer. If a Shareholder or any of its affiliates or nominees is a member of the board of directors of the Company (a “Director”) or an officer of the Company (an “Officer”), nothing in this Agreement shall be deemed to limit or restrict the Director or Officer acting in his or her capacity as a Director or Officer of the Company, as the case may be, and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to Shareholder solely in his or her capacity as a shareholder of the Company and shall not apply to his or her actions, judgments or decisions as a Director or Officer of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

COVENANTS OF THE SHAREHOLDERS

Each Shareholder hereby severally represents warrants and covenants to the other Shareholders as follows:

SECTION 1.08      Authorization. Such Shareholder has full legal capacity and authority to enter into this Agreement and to carry out such person’s obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by the other Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

SECTION 1.09	No Conflict; Required Filings and Consents.

(a)       The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any legal requirement applicable to such Shareholder or by which any property or asset of such Shareholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Shareholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b)       The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement.

SECTION 1.10      Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder or any of such Shareholder’s affiliates, threatened against such Shareholder or any of such Shareholder’s affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to materially delay or impair such Shareholder’s ability to consummate the actions contemplated by this Agreement. There is no judgment, decree or order against such Shareholder or any of such Shareholder’s affiliates, or, to the knowledge of such Shareholder of any of such Shareholder’s affiliates, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the actions contemplated by this Agreement, or that would reasonably be expected to have a material adverse effect on such Shareholder’s ability to consummate the actions contemplated by this Agreement.

SECTION 1.11      Title to Shares. Such Shareholder is the legal and beneficial owner of its Shares free and clear of all Liens.

SECTION 1.12      Absence of Claims. Each Shareholder has no knowledge of any causes of action or other claims that could have been or in the future might be asserted by the Shareholder against the Company or any of its predecessors, successors, assigns, directors, employees, agents or representatives arising out of facts or circumstances occurring at any time on or prior to the date hereof and in any way relating to any duty or obligation of the Company or any Shareholder.

ARTICLE IV

GENERAL PROVISIONS

SECTION 1.13      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a reputable overnight courier service, in each case properly addressed to the party to receive the same. All communications shall be sent to a party at the address provided on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

SECTION 1.14      Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 1.15      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 1.16      Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

SECTION 1.17      Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 1.18      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity, performance, and enforcement without giving effect to the conflict of laws principle.

SECTION 1.19      Disputes. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Los Angeles, California.

SECTION 1.20      No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 1.21      Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Facsimile counterpart signatures to this Agreement and counterpart signatures transmitted by electronic means shall be acceptable and binding.

SECTION 1.22      Purchase Agreement. All references to the Purchase Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

EXFAIR PTY. LTD., an Australian company

By: /s/ Andre Soussa

Address:___________________________

__________________________________

__________________________________

GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation

By: /s/ William McMahon

Name:  William McMahon

Address:___________________________

__________________________________

__________________________________

SHAREHOLDERS:

Signature: /s/ Richard Gerzof

Name: Richard Gerzof

Shareholder Address:

__________________________________

__________________________________

__________________________________

Number of Shares Held: ________________

Signature: /s/ William Wood

Name: William Wood

Shareholder Address:

______________________________________

______________________________________

______________________________________

Number of Shares Held: __________________

Signature: /s/ William McMahon

Name: William McMahon

Shareholder Address:

______________________________________

______________________________________

______________________________________

Number of Shares Held: __________________

If Shareholder is a corporation, partnership, trust or other similar entity:

Print name of signatory:

______________________________________

Title:__________________________________

Signature:______________________________

Shareholder Address:

______________________________________

______________________________________

______________________________________

Number of Shares Held: __________________

If Shareholder is a corporation, partnership, trust or other similar entity:

Print name of signatory:

______________________________________

Title:__________________________________

Signature:______________________________

Shareholder Address:

______________________________________

______________________________________

______________________________________

Number of Shares Held: __________________

If Shareholder is a corporation, partnership, trust or other similar entity:

Print name of signatory:

______________________________________

Title:__________________________________

EXHIBIT A

SHAREHOLDERS

Name of Shareholder	Number of Shares Owned Beneficially and of Record
Richard Gerzof	748,100(1)
William Wood	291,152(2)
William McMahon	250,000(3)

(1) Includes 372,500 shares issuable upon exercise of currently exercisable options with exercise prices between $0.20 and $6.86 per share.

(2) Includes 10,000 shares issuable upon exercise of currently exercisable options with exercise prices between $2.05 and $6.86 per share.

(3) Consists of 250,000 shares issuable upon exercise of currently exercisable options at an exercise price of $1.90 per share.

EXHIBIT B

Initial Director Designees

1. Richard Gerzof (Class I)

2. Robert William Nader (Class I)

3. Andre Soussa (Class III)

4. David Crompton (Class II)

5. Steve Crisp (Class II)